UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):         March 18, 2004
                                                   -----------------------------


                            U.S. HOME & GARDEN INC.
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             (Exact name of registrant as specified in its charter)


  Delaware                         001-14015                   77-0262908
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(State or other                   (Commission               (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


3590 East Columbia Street, Tucson, Arizona                          85714
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(Address of principal executive offices)                         (zip code)


Registrant's telephone number, including area code       (520) 628-7415
                                                   -----------------------------


655 Montgomery Street, San Francisco, California 94111
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(Former name or former address, if changed since the last report)

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Item 1.  Change in Control of Registrant

      As a result of the merger on March 18, 2004 of Ionatron Acquisition Corp., a wholly-owned subsidiary of the Registrant ("Merger Sub"), with and into Ionatron, Inc. ("Ionatron"), making Ionatron, a wholly owned subsidiary of the Registrant (the "Merger"), a change of control of the Registrant occurred. Pursuant to the terms of the Amended and Restated Plan and Agreement of Merger (the "Merger Agreement") by and among the Registrant, Merger Sub, Robert Kassel (for purposes of Sections 5.9, 6.2(d), 6.2(j), 9.4 and 10.10 of the Merger Agreement only), Fred Heiden (for purposes of Section 9.4 of the Merger
Agreement only), Ionatron and Robert Howard, Stephen W. McCahon, Thomas C. Dearmin and Joseph C. Hayden (collectively, the "Ionatron Stockholders"), the Registrant issued an aggregate of 48,452,249 shares of its common stock (the "Merger Consideration"), of which the Ionatron Stockholders received an aggregate of 46,127,898 shares of the Registrant's common stock in exchange for all of the shares of stock of Ionatron and the remaining 2,324,351 shares of common stock were placed in escrow. The 48,452,249 shares of the Registrant's common stock represented approximately 66.11% of the common stock of the Registrant on a fully diluted basis immediately after the Merger.

      Upon consummation of the Merger, Mr. Howard, Mr. Dearmin, George Farley, James Harlan and David Hurley were appointed directors and the former directors of the Registrant resigned. Thereafter, Rear Admiral Thomas W. Steffens, U.S. Navy (Ret.), was appointed as a member of the Registrant's Board of Directors.

Item 2.  Acquisition or Disposition of Assets

      As a result of the Merger, on March 18, 2004 the Registrant acquired all of the stock of Ionatron, making Ionatron, a wholly owned subsidiary of the Registrant. Pursuant to the terms of the Merger Agreement, the Registrant issued the Merger Consideration, of which the Ionatron Stockholders received an aggregate of 46,127,898 shares of the Registrant's common stock in exchange for all of the shares of stock of Ionatron and the remaining 2,324,351 shares of Common Stock were placed in escrow. The consideration by the Registrant in connection with the Merger was determined by negotiations among certain parties to the Merger. The Registrant obtained an opinion of Roth Capital Partners, LLC to the effect that the issuance of the Merger Consideration is fair to the stockholders of the Registrant from a financial point of view.

      Mr. Robert Kassel, the former chairman, chief executive officer and president of the Registrant, accepted, in lieu of and in substitution of the significantly higher cash severance package that was otherwise payable to him under the terms of his employment agreement upon the termination of his employment agreement upon consummation of the Merger, (i) $500,000, (ii) 750,000 shares of the Registrant's restricted common stock, which were subject to a put/call with designees of Mr. Howard, to purchase or sell such shares at $0.67 per share (or an aggregate of $500,000), and (iii) the cancellation and forgiveness of outstanding loans made by the Registrant to Mr. Kassel in the principal amount of $487,000, plus interest accrued through the closing date of the Merger. The loans would otherwise have been payable by Mr. Kassel in installments between 2004 and 2008. The designees exercised the call on the closing date of the

Merger and the shares were sold by Mr. Kassel to the designees in accordance with the terms of the call.

      As a condition to the acquisition, Mr. Kassel, purchased all of the outstanding capital stock of Golden West Agri-Products, Inc., a subsidiary of the Registrant for $114,875, based upon a valuation delivered by ISI Capital Partners, LLC.

      Prior  to  the  negotiation  of  the  Merger   Agreement,   there  was  no
relationship between the Registrant and Ionatron, their respective affiliates, directors and officers, or any associate of any such director or officer.


      The description of the Merger Agreement in this report is qualified in its entirety by reference to the copy of the Merger Agreement which is attached as an exhibit to this current Report on Form 8-K and which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

      (a)-(b) Financial Statements of Business Acquired and Pro Forma Financial Information.

      The  Financial   Statements  of  Ionatron  and  the  Pro  Forma  Financial
Information required to be filed as part of this Current Report on Form 8-K shall be filed within 60 days of the due date of this Report.

      (c)   Exhibits.

      The exhibits filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.

Item 8.  Change in Fiscal Year

      As a result of the Merger, the Board of Directors determined to change the Registrant's fiscal year end from June 30 to December 31. The Registrant will file on Form 10-Q a quarterly report for the period ending March 31, 2004 as no transition report is required.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        U.S. HOME & GARDEN INC.

                                        By: /s/ Thomas C. Dearmin
                                           ---------------------------------
                                              Thomas C. Dearmin,
                                              Chief Executive Officer, President
                                              And Chief Financial Officer

Dated:  March 24, 2004

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                                INDEX TO EXHIBITS

Exhibit                 Description
-------                 -----------

2(a) Amended and Restated Plan and Agreement of Merger dated as of March 17, 2004 between the Registrant, Merger Sub, Robert Kassel (for purposes of Sections 5.9, 6.2(d), 6.2(j), 9.4 and 10.10 only), Fred Heiden (for purposes of Section 9.4 only), Ionatron, Robert Howard, Stephen
                        W. McCahon, Thomas C. Dearmin and Joseph C. Hayden.